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                                                     Carolina Power & Light Company
                                              (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)

                                                     INTERIM FINANCIAL STATEMENTS
                                                (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                           JUNE 30, 1994


   STATEMENTS OF INCOME
   (In thousands                                                Three Months Ended      Six Months Ended       Twelve Months Ended
   except per share amounts)                                          June 30               June 30                 June 30
                                                                  1994      1993       1994         1993        1994        1993

   Operating Revenues..........................................$687,310  $674,591  $1,431,771   $1,382,076  $2,945,077  $2,869,418
                                                                --------  --------  ----------   ----------  ----------  ----------
   Operating Expenses
     Operation - fuel for generation........................... 121,505   122,210     251,417      248,829     526,954     541,531
                 deferred fuel cost (credit), net..............  (5,964)   (1,917)     (8,215)      (3,174)     22,324     (44,849)
                 purchased power............................... 105,814    82,372     217,355      160,074     425,372     345,054
                 other......................................... 139,266   124,794     270,070      240,382     528,021     454,416
     Maintenance...............................................  63,777    65,022     110,736      128,556     217,628     279,925
     Depreciation and amortization............................. 109,145   103,851     214,202      207,132     420,716     405,081
     Taxes other than on income................................  36,831    33,470      72,267       67,372     147,765     134,151
     Income tax expense........................................  23,812    35,598      81,310       87,384     183,243     206,936
     Harris Plant deferred costs, net..........................   6,694     4,084      13,172       10,291      30,457      17,930
                                                                --------  --------  ----------   ----------  ----------  ----------
           Total Operating Expenses............................ 600,880   569,484   1,222,314    1,146,846   2,502,480   2,340,175
                                                                --------  --------  ----------   ----------  ----------  ----------
   Operating Income............................................  86,430   105,107     209,457      235,230     442,597     529,243
                                                                --------  --------  ----------   ----------  ----------  ----------
   Other Income (Expense)
     Allowance for equity funds used during construction.......   1,838     2,246       4,101        3,911       9,190       8,511
     Income tax credit (expense) (Note 2)......................  (1,094)       33       2,489         (869)      2,965      (2,785)
     Harris Plant carrying costs...............................   2,482     2,530       5,045        5,126      27,063       9,486
     Harris Plant disallowance - Power Agency..................       -         -           -            -     (20,645)          -
     Interest income (Note 2)..................................  10,108     4,923      11,402       12,659      34,939      25,604
     Other income, net (Note 2)................................   7,525     9,335      14,015       20,892      35,587      39,667
                                                                --------  --------  ----------   ----------  ----------  ----------
           Total Other Income..................................  20,859    19,067      37,052       41,719      89,099      80,483
                                                                --------  --------  ----------   ----------  ----------  ----------
   Income Before Interest Charges.............................. 107,289   124,174     246,509      276,949     531,696     609,726
                                                                --------  --------  ----------   ----------  ----------  ----------
   Interest Charges
     Long-term debt............................................  46,589    52,497      93,965      106,719     192,428     216,140
     Other interest charges....................................   3,486     3,131       7,737        8,780      15,376      17,788
     Allowance for borrowed funds used
       during construction.....................................  (1,001)   (1,438)     (2,232)      (2,532)     (5,661)     (4,437)
                                                                --------  --------  ----------   ----------  ----------  ----------
            Net Interest Charges...............................  49,074    54,190      99,470      112,967     202,143     229,491
                                                                --------  --------  ----------   ----------  ----------  ----------
   Net Income..................................................  58,215    69,984     147,039      163,982     329,553     380,235
   Preferred Stock Dividend Requirements.......................  (2,402)   (2,402)     (4,804)      (4,804)     (9,609)     (9,609)
   Tax Benefit of ESOP Dividends...............................       -         -           -            -           -       7,104
                                                                --------  --------  ----------   ----------  ----------  ----------
   Earnings for Common Stock...................................$ 55,813  $ 67,582  $  142,235   $  159,178  $  319,944  $  377,730
                                                                ========  ========  ==========   ==========  ==========  ==========
   Average Common Shares Outstanding (Note 2).................. 151,057   160,737     150,939      160,737     155,878     160,737
   Earnings per Common Share (Note 2)..........................$   0.37  $   0.42  $     0.94   $     0.99  $     2.05  $     2.35
   Dividends Declared per Common Share.........................$  0.425  $  0.410  $    0.850   $    0.820  $    1.685  $    1.625
   _____________________
   See Supplemental Data and Notes to Financial Statements.
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